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                                             Unified Financial Services, Inc
                                              Earnings per share calculation


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                                                       For the six months ended                 For the three months ended
                                                  ----------------------------------      -------------------------------------
                                                  June 30, 1998        June 30, 1997      June 30, 1998           June 30, 1997
                                                  -------------        -------------      -------------           -------------

Net income                                        $    750,326         $    238,819       $    471,774            $    313,957
Dividends on Preferred Stock                            65,844               67,530             31,426                  33,205
                                                  -------------        -------------      -------------           -------------

Results after preferred dividend                  $    684,482         $    171,289       $    440,348            $    280,752
                                                  -------------        -------------      -------------           -------------


Basic:
     Weighted average number of common
        shares outstanding                           1,027,776             455,008           1,027,776                 455,008
     Weighted average number of common
        shares related to acquisition of
        Resource Benefit Planners, Inc.                 12,000                 -                12,000                     -
     Weighted average number of common
        shares related to private placement            141,354                                 276,402
     Weighted average common stock equivalent
        shares related to the conversion of
        Preferred Stock Series C                        78,315                 -                78,315                     -
                                                  -------------        -------------      -------------           -------------

        Total weighted average shares                1,259,445              455,008          1,394,493                 455,008
                                                  -------------        -------------      -------------           -------------

     Basic earnings per share                     $       0.54         $       0.38       $       0.32            $       0.62
                                                  -------------        -------------      -------------           -------------


Fully diluted:
     Weighted average number of common
        shares outstanding                           1,027,776            1,027,776          1,027,776               1,027,776
     Weighted average number of common
        shares related to acquisition of
        Resource Benefit Planners, Inc.                 12,000                  -               12,000                     -
     Weighted average number of common
        shares related to private placement            385,357                                 385,357
     Weighted average common stock equivalent
        shares related to conversion of
        Preferred Stock Series C                       283,500                  -              283,500                     -
                                                   ------------        -------------      -------------           -------------

        Total weighted average shares                1,708,633            1,027,776          1,708,633               1,027,776
                                                   ------------        -------------      -------------           -------------

     Fully diluted earnings per share             $       0.40         $       0.17       $       0.26            $       0.27
                                                   ------------        -------------      -------------           -------------

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